Exhibit 5.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Defined Asset Funds--Municipal Investment Trust Fund--Multistate Series--W, (Ohio Trusts)

We consent to the use in this Post-Effective Amendment No. 15 to Registration Statement No. 2-95430 of our opinion dated August 18, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How The Fund Works--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
September 20, 2000